   As filed with the Securities and Exchange Commission on October 30, 1998
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                            BROOKS AUTOMATION, INC.
                            -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                             04-3040660
          --------                                             ----------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                   15 ELIZABETH DRIVE, CHELMSFORD, MA  01824
                   -----------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


          BROOKS AUTOMATION, INC. 1998 EMPLOYEE EQUITY INCENTIVE PLAN
                   FASTECH INTEGRATION, INC. 1998 STOCK PLAN
                   FASTECH INTEGRATION, INC. 1988 STOCK PLAN
                   -----------------------------------------
                           (Full Title of the Plans)

                         ROBERT J. THERRIEN, PRESIDENT
                            BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                             CHELMSFORD, MA  01824
                             ---------------------
                    (Name and Address of Agent For Service)

                                 (978) 262-2400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE

============================================================================================
Title of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum              Amount of
to be                 to be               Offering Price     Aggregate Offer-     Registra-
Registered            Registered          Per Share          ing Price            tion fee
--------------------  ------------------  -----------------  -------------------  ----------

Common Stock,         597,357(1)(2)       $  12.75(3)        $ 7,616,301.75(3)    $ 2,117.33
$.01 par value

Preferred Share       597,357 Rights(2)   --- (5)            ---(5)               ---
Purchase Rights(4)
============================================================================================


(1) Includes (i) 400,000 shares that may be issued pursuant to the Brooks Automation, Inc. 1998 Employee Equity Incentive Plan, (ii) 31,867 shares, as converted, that may be issued pursuant to the FASTech Integration, Inc. 1998 Stock Plan and (iii) 165,490 shares, as converted, that may be issued pursuant to the FASTech Integration, Inc. 1988 Stock Plan. Options granted under the FASTech Integration, Inc. 1998 Stock Plan and the FASTech Integration, Inc. 1988 Stock Plan were converted into options to purchase Common Stock of the Registrant pursuant to that certain Merger Agreement dated September 21, 1998 by and among the Registrant, FASTech Integration, Inc. and FASTech Acquisition Corp.

(2) Such presently indeterminable number of additional shares of Common Stock and Rights are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on October 27, 1998.

(4) On July 23, 1997, the Board of Directors of the Registrant declared a dividend of one preferred shares purchase right (the "Rights") for each share of Common Stock outstanding on August 12, 1997. The 597,357 Rights registered hereby represent one Right that may be issued in connection with each share of Common Stock issuable upon exercise of options granted or to be granted under the Brooks Automation, Inc. 1998 Employee Equity Incentive Plan (400,000 Rights), FASTech Integration, Inc. 1998 Stock Plan (31,867 Rights) and FASTech Integration, Inc. 1988 Stock Plan (165,490 Rights).

(5) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

                          EXHIBIT INDEX AT PAGE II-5

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

   The following documents are hereby incorporated by reference into this Registration Statement:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

   (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997;

   (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

   (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998

   (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-25434) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description;

   (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-34487) filed under the 1933 Act.

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

   The validity of the securities offered hereby has been passed upon for the Registrant by Messrs. Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

   Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's Bylaws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers and employees unless such party has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

   The Registrant has entered into indemnification agreements with each of its present directors and certain of its officers. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

   Not applicable.

ITEM 8.     EXHIBITS.
            --------

   (4.1)    Certificate of Incorporation of the Registrant.

   (4.2) Description of Capital Stock (contained in the Certificate of Incorporation of the Company filed as Exhibit 3.01 and in the Certificate of Designation filed as Exhibit 3.03).

   (4.3)    Rights Agreement.

   (5.1)    Legal Opinion of Brown, Rudnick, Freed & Gesmer.

   (23.1)   Consent of PricewaterhouseCoopers LLP.

   (23.2) Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 hereof).

   (24.1)   Power of Attorney (included on Signature Page).

   (99.4)   Registrant's 1998 Employee Equity Incentive Plan, as amended.

   (99.5)   FASTech Integration, Inc. 1998 Stock Plan.

   (99.6)   FASTech Integration, Inc. 1988 Stock Plan.



ITEM 9.  UNDERTAKINGS.
         ------------

   (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 16th day of October, 1998.

                               BROOKS AUTOMATION, INC.


                               By: /s/ Robert J. Therrien
                                   --------------------------------
                                   Robert J. Therrien
                                   Chief Executive Officer


                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Deborah D. Fox and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                 Date
---------                          -----                 ----

/s/ Robert J. Therrien    Director and Principal         October 16, 1998
-----------------------   Executive Officer
  Robert J. Therrien

/s/ Deborah D. Fox        Principal Financial and        October 16, 1998
-----------------------   Accounting Officer
    Deborah D. Fox

/s/ Roger D. Emerick      Director                       October 27, 1998
-----------------------
    Roger D. Emerick

-----------------------   Director                       October ___, 1998
    Amin D. Khoury

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

(4.1)      Certificate of Incorporation of the Registrant.*

(4.2) Description of Capital Stock (contained in the Certificate of Incorporation of the Company filed as Exhibit 3.01 and in the Certificate of Designation filed as Exhibit 3.03).*

(4.3)      Rights Agreement.**

(5.1)      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

(23.1)     Consent of PricewaterhouseCoopers LLP.

(23.2) Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 hereof).

(99.4)     Registrant's 1998 Employee Equity Incentive Plan, as amended.

(99.5)     FASTech Integration, Inc. 1998 Stock Plan.

(99.6)     FASTech Integration, Inc. 1988 Stock Plan.


* The above exhibits were previously filed as an exhibit of the same number to the Registrant's Registration Statement on Form S-1 (Registration No. 33-87296) and are incorporated herein by reference.

** The above exhibits were previously filed as an exhibit of the same number to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34487) and are incorporated herein by reference.